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BELL, BOYD & LLOYD                            THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              CHICAGO, ILLINOIS 60602-4207
                                              312 372-1121 FAX 312 372-2098

                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.




                                November 30, 1999



      As counsel for Harris Associates Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-38953 on each of the dates listed below:

      Series                              Date of Opinion      Date of Filing
      ------                              ---------------      --------------

The Oakmark International Fund            July 23, 1992        February 28, 1997
The Oakmark Small Cap Fund                September 20, 1995   February 28, 1997
The Oakmark Equity and Income Fund        September 20, 1995   February 28, 1997
The Oakmark International Small Cap Fund  September 20, 1995   February 28, 1997
The Oakmark Select Fund                   October 22, 1996     October 23, 1996
The Oakmark Fund                          November 1, 1998     November 5, 1998
The Oakmark Global Fund                   May 21, 1999         May 21, 1999


      In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                              /s/ Bell, Boyd & Lloyd